Exhibit 13

CERTIFICATION

      In connection with this Annual Report of SAP AG (the “Company”) on Form 20-F for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Prof. Dr. Henning Kagermann, Chief Executive Officer of the Company, and Dr. Werner Brandt, the Chief Financial Officer of the Company, certify pursuant to 18 USC. section 1350, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and result of the operations of the Company.

Dated March 23, 2004

/s/ HENNING KAGERMANN

Name: Prof. Dr. Henning Kagermann
Title: Chief Executive Officer

/s/ WERNER BRANDT

Name: Dr. Werner Brandt
Title: Chief Financial Officer

      A signed original of this written statement has been provided to SAP AG and will be retained by SAP AG and furnished to the Securities and Exchange Commission or its staff upon request.

      The foregoing certification is being furnished solely pursuant to 18 U.S.C §1350 and is not being filed as part of this Report or as a separate disclosure document.